UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Third Avenue, Floor 9 New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	SNDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Indenture and Notes

On June 10, 2026 (the “Closing Date”), Syndax Pharmaceuticals, Inc. (the “Company”) issued $250.0 million aggregate principal amount of 2.25% Convertible Senior Notes due 2031 (the “Notes”) in a private placement (the “Private Placement”) pursuant to the previously announced privately negotiated subscription agreements. The Notes were issued pursuant to an indenture, dated as of the Closing Date (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The terms of the Notes and Indenture are described in Item 1.01 on Form 8-K filed by the Company on June 4, 2026, which information is incorporated herein by reference.

Copies of the Indenture and the form of the Notes are attached as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference (and the foregoing description is qualified in its entirety by reference to such documents).

Proceeds

The Company’s net proceeds from the Private Placement were approximately $243.0 million, after deducting the placement agent’s fees and Private Placement expenses payable by the Company. The Company expects to use the net proceeds from the Private Placement for general corporate purposes, including working capital, research and development expenditures, commercialization activity expenditures and business development expenditures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to certain investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by each investor in the subscription agreements, dated June 3, 2026, between the Company and each investor identified therein.

The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof as involving an exchange by the Company exclusively with its noteholders because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 13,631,400 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 54.5256 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s anticipated use of the net proceeds from the Private Placement. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to market risks, trends and conditions. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 10, 2026, by and between Syndax Pharmaceuticals, Inc. and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of Global Note, representing Syndax Pharmaceuticals, Inc.’s 2.25% Convertible Senior Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syndax Pharmaceuticals, Inc.

Dated: June 10, 2026

	By:	/s/ Michael A. Metzger
Michael A. Metzger
Chief Executive Officer

4